800 Third Avenue, 21st Floor New York, NY 10022-7604 Tel (212) 209-3050 Fax (212) 371-5500

January 9, 2008

OncoVista Innovative Therapies, Inc.
14785 Omicron Drive
Suite 104
San Antonio, TX 78245

Re:	Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2

Gentlemen:

We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus and the filing of this letter as an exhibit to Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2 (File No. 333-147360) of OncoVista Innovative Therapies, Inc. (formerly Aviation Upgrade Technologies, Inc.).

Very truly yours, /s/ Reitler Brown & Rosenblatt LLC Reitler Brown & Rosenblatt LLC